Exhibit 10.117

ASSIGNMENT OF ACCOUNT AND SECURITY AGREEMENT

This ASSIGNMENT OF ACCOUNT AND SECURITY AGREEMENT (the “Agreement”) is made and entered into this 19th day of August, 2003, by and among BEAL BANK, S.S.B., a savings bank organized under the laws of the State of Texas (the “Lender”), MONROE OUTLET CENTER, LLC, a Michigan limited liability company (“Monroe”), and HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP (“HDLP”), an Illinois limited partnership (the “Borrower”).

WITNESSETH:

A.            Lender has heretofore made a loan (the “HDLP Loan”) to HDLP, in the maximum principal amount of $11,712,177.00.  The HDLP Loan is evidenced by that certain Amended, Restated and Increased Promissory Note, dated January 30, 2002, in the stated principal amount of $11,712,177.00, executed by HDLP and payable to the order of the Lender.  The HDLP Loan is secured by, among other things, that certain Adjustable Rate Mortgage, Security Agreement and Assignment of Leases and Rents (as previously modified and extended, the “First HDLP Mortgage”), dated as of October 27, 1999, executed and delivered by HDLP for the benefit of Lender, which encumbers, among other things, certain real property located in Kane County, Illinois and more particularly described in the Mortgage and all improvements and fixtures thereon, and which has been recorded as Document No. 1999K103679 in the Records of Kane County, Illinois.

B.            Lender has also heretofore made a loan (the “Monroe Loan”) to Monroe, which Monroe Loan is in the maximum principal amount of $7,000,000.00.  The Monroe Loan is evidenced by that certain Promissory Note I, in the stated principal amount of $3,000,000.00, and that certain Promissory Note II, in the stated principal amount of $4,000,000.00, each dated July 10, 2002, each executed by Monroe and each payable to the order of Lender.  The Monroe Loan is secured by, among other things, those certain Commercial Mortgages, each dated July 10, 2002, each executed by Monroe and each for the benefit of Lender, one of which has been recorded in Liber 2254, beginning at Page 83 in the Register of Deeds of Monroe County, Michigan, and the other is recorded in Liber 3457, beginning at Page 506 in the Register of Deeds of Muskegon County, Michigan (the “Monroe Mortgages”).

C.            HDLP and Monroe are affiliated in that the owners (whether direct or indirect) of HDLP are also the owners (whether direct or indirect) of Monroe.

D.            Monroe has requested that Lender agree to release from the Monroe Mortgages certain property encumbered thereby (the property to be so released by Lender is referred to herein as the “Released Property”).  Lender has agreed to so release such property provided certain conditions are satisfied.  Among the conditions to be so satisfied are that (i) HDLP grant to Lender a subordinate lien Mortgage, Security Agreement and Assignment of Leases and Rents (the “Second HDLP Mortgage”, the First HDLP Mortgage and the Second HDLP Mortgage are herein referred to collectively as the “HDLP Mortgages”) encumbering the property encumbered by the First HDLP Mortgage as security for the Monroe Loan and (ii) Monroe deposit $3,000,000.00 of the proceeds from the sale of the Released Property into the Account, as hereinafter defined, and pledge such Account and all proceeds therein and rights relating thereto to Lender as collateral for the obligations owed by HDLP and Monroe to Lender in regard to the HDLP Loan and the Monroe Loan.  The parties hereto desire to enter into this Agreement to effect the pledge of and grant of a security interest in the Account and such other rights to Lender as hereinafter provided.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by each of the parties hereto, and as additional collateral for the HDLP Loan and the Monroe Loan and with the understanding that Lender would not agree to release the Released Property from the Lender’s liens and security interests or agree to grant HDLP an additional option to extend the term of the HDLP Loan but for the execution and delivery hereof, the parties hereto hereby agree as follows:

1.                                       Monroe does hereby assign, transfer and pledge to Lender and grant to Lender a first priority and the only security interest in all right, title and interest of Monroe in and to the account identified as follows, together with all instruments, documents and other writings evidencing the same, all funds now or hereafter deposited therein and all rights relating thereto (collectively, the “Account”):

Identifying Number of Account:	Name of Account:	Name and Address of Institution holding the Account (the “Institution”):
	Monroe Outlet Center/	Beal Bank, S.S.B.
Acct. #	Beal Bank Pledged Account	6000 Legacy Drive, 4 East
Plano, Texas 75024

2.                                       This Assignment is made as and shall constitute collateral security for any and all Indebtedness and Obligations, as each such term is defined in the HDLP Mortgages, and all Indebtedness, as such term is defined in the Monroe Mortgages, of any kind and nature of HDLP and/or Monroe to Lender, howsoever evidenced, whether now existing or hereafter arising, direct or indirect, absolute, contingent, joint, several or joint and several (collectively, the “Obligation”).  Each party to this Agreement hereby confirms that this Agreement shall constitute an “authenticated record” and that the arrangements established under this Agreement shall constitute “control” of the Account as contemplated by Section 9-104 of the Uniform Commercial Code (as adopted in the State where the Account is located).

3.                                       Monroe and HDLP represent and warrant to Lender and agrees with Lender that (i) each of Monroe and HDLP has full power, right and authority to execute and deliver this Agreement, (ii) Monroe is the sole owner of all aspects and components of the Account free and clear of all liens and encumbrances of any nature whatsoever, other than those created hereby, (iii) Monroe will not, until the security interest and assignment created hereby terminate, create any security interest or lien in or on or further assign or pledge the Account or any part thereof or interest thereon, (iv) Monroe will cause the Institution to provide to Lender duplicate copies of the monthly statements issued in regard to the Account, which duplicate copies will be sent to the Lender at the time such Account statements are sent to Monroe, and (v) Monroe has deposited into the Account the sum of $3,000,000.00 and the balance in the Account is currently not less than $3,000,000.00.

4.                                       Upon the occurrence of any Event of Default (herein so called), as such term is defined or referred to in any of the HDLP Mortgages (including, without limitation, any Event of Default arising as a result of an Event of Default in regard to the Monroe Loan), Lender is hereby authorized to withdraw any and all funds in the Account and apply such funds to the payment of the Obligation, in such order and manner as lender shall elect.

5.                                       Monroe hereby constitutes and appoints Lender the true and lawful attorney-in-fact of Monroe with full power of substitution, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all amounts which may be or become due or payable under or in regard to the Account, to execute any and all checks, withdrawal receipts or other orders for the payment of money drawn on the Account and to endorse the name of Monroe on all commercial paper given in payment or in part payment thereof, and in its discretion to file any claim or take any other action or proceeding, either in its own name or in the name of Monroe or otherwise, which Lender may deem necessary or appropriate to protect and preserve the right, title and interest of Lender hereunder or otherwise in regard to the Account.  Without limitation of its other rights hereunder, upon the occurrence and during the continuance of an Event of Default, Lender shall have and is hereby given full power and authority to transfer the Account into the name of Lender or its nominee.

6.                                       Monroe covenants and agrees with Lender that Monroe will deliver to Lender, promptly following Monroe’s receipt thereof, each Account Book, Passbook and/or Certificate evidencing the Account, if any; and that Monroe will not withdraw any money from the Account, except as permitted below.

7.                                       So long as no Event of Default and no event or condition which, with the giving of notice, the passage of time, or both, could mature into an Event of Default then exists, up to $750,000.00 of the proceeds in the Account may be used to pay a portion of the interest hereafter becoming due and payable on the HDLP Loan and the balance of the proceeds in the Account may be used to pay costs which are hereafter incurred by HDLP in designing and constructing improvements on the HDLP property and other third party expenses that enhance the value of the HDLP property, provided all such costs are approved in writing by Monroe and Lender, which approval by Lender may be granted or withheld at the sole discretion of Lender (all such costs so approved by Lender and Monroe are referred to herein collectively as the “Approved Costs”).  Withdrawals of proceeds in the Account to pay interest accrued on the HDLP Loan and/or Approved Costs may be made no more frequently than once per month.  If HDLP desires to use proceeds in the Account to pay interest accrued on the HDLP Loan or Approved Costs, HDLP will provide to Lender a written request along with a written consent of Monroe to the proposed withdrawal of funds from the Account to pay such interest and/or Approved Costs.  Such written request will specify the amounts to be so withdrawn from the Account, the uses to which such withdrawn proceeds of the Account are to be used and the person or entity who is to receive any of such proceeds.  In addition, HDLP will provide to Lender such other information concerning the withdrawal being requested as Lender may require.  Lender will review the materials so provided by HDLP and upon its completion of such review, will notify HDLP and Monroe of Lender’s approval or disapproval thereof.  If Lender disapproves any thereof, Lender will also advise HDLP and Monroe of the reason for its disapproval.  If Lender approves the withdrawal of any proceeds from the Account as provided herein, Lender, HDLP and Monroe will jointly instruct the Institution in writing as to the amount to be withdrawn from the Account and how such withdrawn funds are to be paid and/or wire transferred.

8.                                       Without limitation or other rights and remedies of Lender, if an Event of Default exists, Lender shall have the right to execute (and the Institution will honor) withdrawal/wire transfer requests on or in regard to the Account on behalf of Monroe pursuant to the limited power of attorney hereinabove contained.

9.                                       Except as otherwise provided herein, the the available funds (i.e., collected balance less returned items) outstanding to the credit of the Account from time to time may not be withdrawn or applied or offset by the Institution for any claim that the Institution may have other than the Obligations and the Institution hereby waives all liens and all rights of offset and recoupment except for application to the Obligations as to any funds at any time in the Account.

10.                                 All fees for the services to be provided by the Institution, including any charges by the Institution in respect of items returned for insufficient funds, shall be paid by Monroe (and the Institution shall look solely to Monroe for such payment).  The Institution may not draw on or offset against funds in the Account for payment of any such fees.

11.                                 (a) The Institution may resign its duties under this Agreement at any time upon not less than ten (10) days prior written notice to Lender, Monroe and HDLP.  Monroe and Lender may, by providing not less than ten (10) days prior written notice to HDLP and the Institution, at any time require that another bank selected by Monroe and approved by Lender in its sole discretion be the depository of the Account and the Institution.  Notwithstanding the foregoing, if Monroe shall fail to cause a commercial bank selected by Monroe and approved by Lender to assume, within fifteen (15) days following receipt of such notice, all obligations of the Institution arising hereunder from and after the effective date of resignation by or removal of the Institution, Lender shall have the right to engage another bank to establish and hold the Account and perform the duties of the Institution described herein or to establish and hold the Account itself.  Upon any such resignation or removal and assumption, Monroe, HDLP, Lender and the new Institution will enter into such documents as Lender may require to evidence such change of the Institution and to preserve and protect Lender’s rights hereunder and otherwise in regard to the Account.

(b)           Lender, Monroe and HDLP may terminate this Agreement at any time upon thirty (30) days joint written notice to the Institution, or upon two (2) business days joint written notice if the termination is for gross negligence, willful misconduct or breach of this Agreement on the part of the Institution.

12.                                 Lender shall have all rights and remedies available to a secured party under the Uniform Commercial Code as is applicable in the State of Texas (the “Code”), and Monroe and HDLP shall have all duties and obligations of a debtor under the Code in regard to the Account and this Agreement.  To the extent required by the Code, Lender, Monroe and  HDLP agree that notices given at least ten (10) days prior to the date any action is proposed to be taken pursuant to the Code will be deemed reasonable notice.

13.                                 Notices to be given to the parties hereto in regard to this Agreement shall be given to the parties as provided in the HDLP Mortgage and at the addresses set forth below:

If to Lender:	Beal Bank, S.S.B.
6000 Legacy Drive, 4 East
Plano, Texas 75024
Attn: William T. Saurenmann

If to Monroe:	Monroe Outlet Center, LLC
77 W. Wacker Drive, Suite 4200
Chicago, Illinois 60601
Attn: Gary Skoien

If to HDLP:	Huntley Development Limited Partnership
77 W. Wacker Drive, Suite 4200
Chicago, Illinois 60601
Attn: Gary Skoien

14.                                 This Agreement constitutes the complete and final agreement of the parties hereto in regard to the subject matter hereof, and any and all prior or contemporaneous agreements, whether written or oral, relating to the subject matter hereof, are merged herein and superseded hereby.

15.                                 Unless otherwise agreed by Lender in writing, within thirty (30) days following the date hereof, Monroe will (subject to obtaining the approval of Lender to the hereinafter described replacement bank, which approval may be granted or withheld in Lender’s sole discretion) select a bank other than Beal Bank, S.S.B. to act as the Institution, and will execute and deliver and cause such other bank to execute and deliver to Lender, at Lender’s option, either an amendment hereto by which such other bank will become the Institution or an Assignment of Account and Security Agreement as required by Lender and the funds in the Account will be transferred to such other Bank and be held therein subject to the pledge and security interest of Lender.

EXECUTED as of the day and year first above written.

MONROE:

MONROE OUTLET CENTER, LLC
By:	Horizon Group Properties, L.P.,
its Manager
	By:	Horizon Group Properties, Inc.,
its General Partner

By:
Name:
Title:

HDLP:

HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP
By:	Horizon Huntley, LLC, its General Partner
	By:	Horizon Group Properties, L.P.,
its sole Managing Member
		By:	Horizon Group Properties, Inc.,
its General Partner

By:
Name:
Title:

LENDER:

BEAL BANK, S.S.B.

By:
	Name:	William T. Saurenmann
	Title:	Senior Vice President

ACKNOWLEDGMENT AND AGREEMENT

The Institution hereby acknowledges and agrees with the terms and provisions of the foregoing Agreement, acknowledges the pledge of, and granting of a security interest in, the Account by Monroe to Lender and agrees not to honor any drafts, withdrawal or wire transfer requests or checks drawn on the Account unless such draft, withdrawal or wire transfer request or check has been executed on behalf of Lender as described above or is payable to Lender as described in paragraph 8 above.  The Institution hereby (i) waives and releases any and all rights of set-off (for obligations other than the Obligations) against any and all sums in or credited to the Account and (ii) except for the security interest granted to Lender hereby, agrees the undersigned, in its capacity as the Institution, has no claims, security interests or liens on or against the Account or any of the funds in the Account.

INSTITUTION:

BEAL BANK, S.S.B.

By:
Name: William T. Saurenmann
Title: Senior Vice President